UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-A
                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                               YACHT FINDERS, INC.
             (Exact name of registrant as specified in its charter)


       Delaware                                                   76-0736467
(State of Incorporation                                       (I.R.S. Employer
   or Organization)                                          Identification No.)


      2045 Kettner Blvd., Suite 101
            San Diego, CA                                          92101
(Address of principal executive offices)                         (Zip Code)


        Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class                               Name of each exchange on which
to be so registered                               each class is to be registered
-------------------                               ------------------------------
  Not Applicable                                           Not Applicable

If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [ ]

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [X]

Securities Act registration statement file number to which this form relates:
333-121863

        Securities to be registered pursuant to Section 12(g) of the Act:

                  Common Stock, Par Value of $0.0001 Per Share

ITEM 1. DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

The description of the common stock, $0.0001 par value per share, of Yacht Finders, Inc. (the "Registrant") contained in the Registrant's Registration Statement on Form SB-2, as amended, filed initially on January 6, 2005 with the United States Securities and Exchange Commission (File No. 333-121863) is incorporated by reference into this Registration Statement.

ITEM 2. EXHIBITS.

 Exhibit
 Number         Description of Exhibits
 ------         -----------------------
   3.1          Articles of Incorporation (1)
   3.2          Bylaws (1)
   4            Specimen Stock Certificate
   99           Subscription Agreement

----------
(1) Incorporated herein by reference to the exhibits of the same number in the Registrant's Registration Statement on Form SB-2, as amended, originally filed on January 6, 2005 (File No. 333-121863)

                                    SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

                            YACHT FINDERS, INC.

Date: March 26, 2007


                            By: /s/ Geoffrey Greenwood
                               -------------------------------------------------
                               GEOFFREY GREENWOOD
                               President, Secretary and Treasurer
                               (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)